UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 4, 2018

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Directors

On December 04, 2018, upon the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors (the "Park Board") of Park National Corporation ("Park") fixed the number of directors of Park at 13 and elected Jason Nathaniel Judd and Mark Russell Ramser to serve as directors to fill the offices created by the increase in the number of directors, with such election to be effective January 1, 2019 and with each of Mr. Judd and Mr. Ramser to serve in the class of directors whose terms will expire at the 2019 Annual Meeting of Shareholders of Park. Mr. Judd will also join the Board of Directors of The Park National Bank, Park's national bank subsidiary ("PNB"), effective January 1, 2019. Mr. Ramser has served as a member of the Advisory Board of PNB's First-Knox National Bank Division since 1996.

On December 04, 2018, the Park Board also appointed Mr. Judd to serve as a member of the Audit Committee of the Park Board, with such appointment to be effective upon his becoming a director of Park and the Park Board also appointed Mr. Ramser to serve as a member of the Risk Committee of the Park Board, with such appointment to be effective upon his becoming a director of Park.

Mr. Judd currently serves as senior vice president of finance and international franchise operations for Justice, a retail fashion company within the Ascena Retail Group organization. Mr. Ramser currently serves as President of Ohio Cumberland Gas Company, a privately-owned natural gas public utility. The Park Board has affirmatively determined that Mr. Judd and Mr. Ramser meet the applicable standards for an “independent director” under Section 803A of the NYSE AMERICAN LLC (“NYSE AMERICAN”) Company Guide and that they do not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of Park. In addition, the Park Board has affirmatively determined that Mr. Judd meets the independence standards applicable to members of the Audit Committee of the Park Board. Mr. Judd will also satisfy the financial sophistication requirements of Section 803B of the NYSE AMERICAN Company Guide.

During the fiscal year ended December 31, 2017 and the period from January 1, 2018 through the date of this Current Report on Form 8-K, Mr. Ramser, members of his immediate family and entities with which they are affiliated, were customers of and had banking relationships with PNB and/or one of the divisions of PNB in the ordinary course of business and in compliance with applicable federal and state laws and regulations. It is expected that similar banking transactions will be entered into in the future. It is possible that after the date of this Current Report on Form 8-K, Mr. Judd, members of his immediate family and entities with which they are affiliated, may become customers of and have banking relationships with PNB and/or one of the divisions of PNB, and, if they do, such relationships would be entered into in the ordinary course of business and in compliance with applicable federal and state laws and regulations.

As non-employee directors of Park, Mr. Judd and Mr. Ramser will receive compensation in the same manner as Park’s other non-employee directors, which compensation Park previously disclosed in its definitive proxy statement for Park's 2018 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on March 7, 2018.

On December 04, 2018, Park issued a news release announcing the election of Mr. Judd and Mr. Ramser to the Park Board, effective January 1, 2019. A copy of this news release is included with this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01 - Financial Statements and Exhibits.

(a)    Not applicable.
(b)     Not applicable.
(c)     Not applicable.
(d)    Exhibits: The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.        Description

99.1News release issued by Park National Corporation on December 04, 2018

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signature page follows.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: December 04, 2018	By:	/s/ Brady T. Burt
Brady T. Burt Chief Financial Officer, Secretary and Treasurer